February 2, 2026
To our shareholders:

Anterix entered into a spectrum license sale agreement to provide CPS Energy with a 900 MHz broadband license covering Bexar County, Texas, (the “Agreement”) for a total payment of $13 million, empowering CPS Energy to deploy a utility private wireless broadband network that will strengthen its grid operations, enhance reliability, and accelerate innovation at scale.

Based in San Antonio, CPS Energy is the nation’s largest community-owned provider of electricity and natural gas, serving more than 970,000 electricity customers and more than 390,000 natural gas customers. With this agreement, eight utilities now leverage Anterix’s 900 MHz spectrum across 15 states, underscoring a growing trend toward utility-owned private LTE networks built to deliver consistent, scalable, and measurable operational outcomes. This Agreement also represents a key milestone for the AnterixAcceleratorTM funding program, with CPS Energy serving as the first utility customer to sign an agreement under the initiative, activating Anterix’s commitment to accelerate private wireless broadband deployments for the nation’s utilities.

Key components of the Agreement include:
•Assignment of 6 MHz of broadband spectrum, 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz, in Bexar County, the fourth-most populous county in Texas, following FCC issuance of a broadband license transferable from Anterix to CPS Energy

•Delivery of the broadband spectrum to CPS Energy by January 31, 2027.

•Total contract price of $13 million, with the first payment due by January 31, 2026, and final payment due by January 31, 2027. Final payment to Anterix is contingent on the broadband license being granted by the FCC and the broadband spectrum being assigned to CPS Energy.

•A commitment by the Parties to negotiate a Master Services Agreement covering potential procurement of additional 900 MHz private wireless broadband products and services from Anterix.

In addition:
•Pricing of the Agreement reflects the dollar-for-dollar match discount offered under the AnterixAccelerator funding initiative, designed to accelerate 900 MHz private wireless broadband deployments for the nation’s utilities.

•As part of the Agreement, Anterix and CPS Energy intend to collaborate to accelerate utility industry momentum for 900 MHz private wireless networks and the Anterix Active Ecosystem. The Agreement also contemplates that the parties will endeavor to collaborate with other utility 900 MHz private wireless broadband networks throughout Texas.

•The Agreement is subject to customary contractual provisions regarding remedies, including refund of amounts paid by CPS Energy for failure to deliver the 900 MHz license, and termination rights if a party fails to perform its contractual obligations. The Agreement has been approved by the CPS Energy Board of Trustees and the Anterix Boards of Directors.

Forward-Looking Statement

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-CPS Energy agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in Bexar County on a timely basis; (iii) Anterix’s ability to qualify for and timely secure broadband licenses in Bexar County; (iv) Anterix’s and CPS Energy’s ability to negotiate and enter into a master services agreement; (v) Anterix’s and CPS Energy’s ability to collaborate to accelerate utility industry momentum for 900 MHz private wireless networks under the Anterix Active Ecosystem; and (vi) Anterix’s ability to satisfy the other terms of its agreement with CPS Energy. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.